                                                                   EXHIBIT 6.10

                                VOTING AGREEMENT

          THIS VOTING AGREEMENT (this "Agreement"), is made and entered into as of November 18, 1998, by and among ELECTRA PARTNERS, INC., an Oregon corporation ("Electra"), CHARLES A. ADAMS, Trustee of the Charles A. Adams Family Trust ("Trustee"), CHARLES A. ADAMS, an individual ("Adams"), CHARLES FRANCIS ADAMS III, an individual ("Charlie Adams"), and KATHERINE MAXWELL ADAMS, an individual ("Katherine Adams") (Electra, Trustee, Adams, Charlie Adams, and Katherine Adams) are sometimes together referred to in this Agreement as the "Adams Parties"), and ROBERT M. MACTARNAHAN, an individual ("R. M. MacTarnahan"), ROBERT S. MACTARNAHAN, an individual ("R. S. MacTarnahan"), JEAN MACTARNAHAN, an individual ("J. MacTarnahan"), MACTARNAHAN LIMITED PARTNERSHIP, an Oregon limited partnership (the "Limited Partnership"), BLACK LAKE INVESTMENTS, a general partnership ("Black Lake"), HARMER MILL & LOGGING SUPPLY CO., an Oregon corporation, doing business as the Harmer Company ("Harmer"), and HARCO PRODUCTS, INC., an Oregon corporation ("Harco") (R. M. MacTarnahan, R. S. MacTarnahan, J. MacTarnahan, the Limited Partnership, Black Lake, Harmer, and Harco, are sometimes together referred to in this Agreement as the "MacTarnahan Parties").

RECITALS.

     A. The Adams Parties and the MacTarnahan Parties own, or have the right to acquire, that number of shares of the voting common stock of Portland Brewing, Inc., an Oregon corporation (the "Company"), listed opposite the name of each in Schedule 1.

     B. The Company is obligated to the Limited Partnership under and pursuant to that certain Business Loan Agreement dated as of December 15, 1995, between Borrower and Bank of America NT & SA, as amended (a) in six amendments numbered one through five, and seven (a number six having never been executed), and dated as of July 23, 1996, December 19, 1996, March 27, 1997, April 23, 1997, November 24, 1997, and May, 1998, respectively, the lender's interest in which was assigned to and assumed by Lender pursuant to an Assignment of Interest under Loan Documents - Private, dated as of August 17, 1998 (the "Assumption Agreement"), and as further amended (b) in that certain Credit and Forbearance Agreement (the "Forbearance Agreement") between Borrower and Lender dated August 17, 1998. Such Business Loan Agreement, as amended by the documents listed in clauses (a) and (b), is herein referred to as the "Loan Agreement."

     C. Pursuant to an agreement of even date herewith (the "Loan Restructuring Agreement"), between the Company, the Limited Partnership and Harmer, among other things (i) the Limited Partnership has agreed to forgive a portion of the Company's indebtedness evidenced by the Loan Agreement, and the Company has agreed to execute and deliver to the Limited Partnership its $2,100,000 Promissory Note (the "Term Note"), and (ii) in consideration for Harmer's guarantee and pledge of collateral given to Bank of the Northwest (the "Bank"), each as security for a $600,000 line of credit made by the Bank to the Company, the Company has agreed to execute and deliver to Harmer the Company's Reimbursement Agreement (the "Reimbursement Agreement"). The Limited Partnership and Harmer's willingness to execute and deliver the Loan Restructuring Agreement and to grant the accommodations and/or make the undertaking set forth therein is conditioned upon the Adams Parties' execution and delivery of this Agreement.

     D. Adams, as the President and a current shareholder of the Company, and each of the other Adams Parties, as current shareholders of the Company, have a direct and material interest in both the loan restructuring effected under and pursuant to the Loan Restructuring Agreement and in the credit accommodations described in the Reimbursement Agreement, and expect to be directly and materially benefited thereby.

AGREEMENT.

     NOW THEREFORE, in consideration of the premises, as a material inducement to the Limited Partnership and Harmer to enter into, execute and deliver the Loan Restructuring Agreement, and in consideration of the mutual covenants set forth herein, the parties agree:

     1. SHARES. As used in this Agreement, the term "Shares" means the issued and outstanding voting capital stock in the Company currently owned (either beneficially or of record), or subsequently acquired during the term of this Agreement, by the Adams Parties, or by any of them, including any Shares that the Adams Parties do not own (either beneficially or of record) but as to which the Adams Parties, or any of them, exercises voting control.

     2. TERM. The term of this Agreement shall commence on the date hereof and shall terminate when (a) all obligations evidenced by the Term Note have been paid and satisfied in full, AND (b) the Reimbursement Agreement has terminated in accordance with Section 1 thereof.

     3. AGREEMENTS TO VOTE SHARES. At each annual meeting of the shareholders of the Company, at each special meeting of the shareholders of the Company regardless of the purpose for which called, and at any other time that shareholders of the Company have the right to, or shall, vote on any matter submitted to the shareholders for vote, then the Adams Parties, and each of them, will vote all of the Shares (or shall consent in writing in lieu of a meeting of shareholders of the Company, if applicable) in the manner prescribed by the MacTarnahan Representative (defined below).

     4. MACTARNAHAN REPRESENTATIVE. For purposes of this Agreement, the "MacTarnahan Representative" shall be a person designated from time to time in accordance with this Section 4 to exercise the MacTarnahan Parties' rights under this Agreement. The initial MacTarnahan Representative hereunder shall be Robert S. "Scott" MacTarnahan. The MacTarnahan Parties may, from time to time, change the initial MacTarnahan Representative by so-stating in a written notice given to the Adams Parties and to the Company in accordance with Section 5. Unless and until a written notice signed by all of the MacTarnahan Parties shall be given in accordance with Section 5, the initial MacTarnahan Representative, or the MacTarnahan Representative last designated in accordance with this
Section 4, shall be the MacTarnahan Representative hereunder.

     5. RESTRICTIVE LEGEND. The Company will cause all certificates representing Shares to bear the following legend:

          "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CERTAIN VOTING AGREEMENT DATED AS OF ________, 1998, BY AND AMONG THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY, A COPY OF WHICH AGREEMENT WILL BE FURNISHED TO THE REGISTERED HOLDER HEREOF, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE COMPANY THEREFOR."

     6.   MISCELLANEOUS PROVISIONS.

          (a) NOTICES. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by United States mail, certified or registered, with return receipt requested, or by telex or facsimile copy and confirmed, or otherwise actually delivered:

     (i) if to Electra to:                Electra Partners, Inc.
                                          c/o Portland Brewing, Inc.
                                          2730 NW 31st Avenue

                                          Portland, OR  97210
                                          Attention: Charles A. Adams
                                          Telecopy: (503) 226-2702

     (ii)  if to Trustee:     Charles A. Adams Family Trust
                                          c/o Portland Brewing, Inc.
                                          2730 NW 31st Avenue
                                          Portland, OR  97210
                                          Attention: Charles A. Adams
                                          Telecopy: (503) 226-2702

     (iii)  if to Adams,
            Charlie Adams or
            Katherine Adams:  Charles A. Adams
                                          c/o Portland Brewing, Inc.
                                          2730 NW 31st Avenue
                                          Portland, OR  97210
                                          Telecopy: (503) 226-2702

with a copy to:                           Del Weaver, Esq.
                                          1207 SW Sixth Avenue
                                          Portland, OR  97204
                                          Telecopy: (503) 228-4529

     (iv) if to the Company:  Portland Brewing, Inc.
                                          2730 NW 31st Avenue
                                          Portland, OR  97210
                                          Attention: Tony Adams
                                          Telecopy: (503) 226-2702

with copy to:                             Schwabe Williamson & Wyatt P.C.
                                          Suites 1600-1800 Pacwest Center
                                          1211 SW Fifth Avenue
                                          Portland, Oregon 97204
                                          Attention: John D. Guinasso, Esq.
                                          Telecopy:  (503) 796-2900

     (v) if to R. M. MacTarnahan,
         R. S. MacTarnahan, the
         Limited Partnership, Black
         Lake, Harmer, or Harco to:

                                       c/o Robert M. "Mac" MacTarnahan
                                       11416 SW Lynnridge Ave.
                                       Portland, OR  97225
                                       Telecopy:
                                                ---------------------------

with copy to:                          Parisi & Parisi, LLP
                                       Suite 100
                                       1630 S.W. Morrison
                                       Portland, Oregon 97205
                                       Attention: Robin B. Parisi, Esq.
                                       Telecopy:  (503) 721-2300
or at such other address as may have been furnished by such person or entity in writing to the other parties. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered by hand or three days after the date mailed or on the date sent by telex or facsimile, as the case may be.

          (b) SEVERABILITY AND GOVERNING LAW. If any Section or any part of a Section within this Agreement is rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a
Section in this Agreement and this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties. This Agreement is made and entered into in the State of Oregon and the laws of that state shall govern the validity and interpretation hereof and the performance by the parties hereto of their respective duties and obligations hereunder.

          (c) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

          (d) COSTS AND ATTORNEYS' FEES. In the event that any action, suit, or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs, and attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions or petitions for review therefrom, and any proceeding before a U.S. Bankruptcy Court.

          (e) AMENDMENTS AND WAIVERS. The terms of this Agreement may be amended, waived, discharged or terminated only by the written consent of all of the Adams Parties and all of the MacTarnahan Parties.

          (f) SUCCESSORS AND ASSIGNS. All rights, covenants and agreements of each of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of that party's respective heirs, successors and assigns, including without limitation any transferee of any of the Shares.

          (g) ENTIRE AGREEMENT. This Agreement, together with the exhibit listed below, contains the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

               Schedule 1     -    Ownership of the Company Shares

          (h) INJUNCTIVE RELIEF. The parties acknowledge that in the event of any breach of this Agreement by the Adams Parties, remedies at law will be inadequate, and the MacTarnahan Parties shall be entitled to specific performance of the obligations of the Adams Parties, and each of them, and to such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Electra:                               ELECTRA PARTNERS, INC.,
                                       an Oregon corporation

                                       By:   /s/ Charles A. Adams
                                          ----------------------------------
                                       Title: President

Trustee:                               CHARLES A. ADAMS FAMILY TRUST

                                       By:  /s/ Charles A. Adams
                                          ----------------------------------
                                                Charles A. Adams, Trustee

Adams:

                                       /s/ Charles A. Adams
                                       ----------------------------------
                                       CHARLES A. ADAMS

Charlie Adams:                         /s/ Charles A. Adams
                                       ----------------------------------
                                       CHARLES FRANCIS ADAMS III


Katherine Adams                        /s/ Katherine Maxwell Adams
                                       ----------------------------------
                                       KATHERINE MAXWELL ADAMS

                                 "Adams Parties"

R. M. MacTarnahan:

                                /s/ Robert M. MacTarnahan
                                ----------------------------------
                                ROBERT M. MACTARNAHAN

R. S. MacTarnahan:

                                /s/ R. Scott MacTarnahan
                                ----------------------------------
                                /s/ R. SCOTT MACTARNAHAN

Limited Partnership:             MACTARNAHAN LIMITED PARTNERSHIP,
                                 an Oregon limited partnership

                                 By:  Harmer Mill & Logging Supply Co.,
                                      an Oregon corporation, dba Harmer
                                      Company, its general partner

                                 By: /s/ Robert M. MacTarnahan
                                    ----------------------------------
                                 Title: President

Black Lake:                     BLACK LAKE INVESTMENTS,
                                a general partnership

                                By: /s/ R. Scott MacTarnahan
                                   ----------------------------------
                                Title:
                                      -------------------------------

Harmer:                         HARMER MILL & LOGGING SUPPLY CO.,
                                an Oregon corporation, dba Harmer Company

                                By: /s/ R. Scott MacTarnahan
                                   ----------------------------------
                                Title:
                                      -------------------------------

Harco:                          HARCO PRODUCTS, INC.,
                                an Oregon corporation

                                By: /s/ R. Scott MacTarnahan
                                   ----------------------------------
                                Title:
                                      -------------------------------

                              "MacTarnahan Parties"

                         SCHEDULE 1 TO VOTING AGREEMENT

                         OWNERSHIP OF THE COMPANY SHARES

             NAME                                 NUMBER OF SHARES OWNED
             ----                                 ----------------------

Electra Partners, Inc.              180,300 shares plus an option to purchase 43,848.75
                                    shares

Charles A. Adams Family Trust       666,192 shares

Charles A. Adams                    Option to purchase 36,000 shares

Charles Francis Adams III           525 shares

Katherine Maxwell Adams             525 shares

R. M. MacTarnahan                   22,860 shares plus an option to purchase 6,000
                                    shares

Jean MacTarnahan                    600 shares

R. S. MacTarnahan                   Option to purchase 6,000 shares

MacTarnahan Limited Partnership     Warrant to purchase 43,848.75 shares

Black Lake Investments              73,335 shares

Harmer Mill & Logging Co.           765,162 shares

Harco Products, Inc.                30,000 shares